UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: October 12, 2016

(Date of earliest event reported)

Advanced Disposal Services, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32801
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

In connection with the completion of the initial public offering (the “Offering”) of the common stock, par value $0.01 per share (the “Common Stock”) of Advanced Disposal Services, Inc. (the “Company”), the Company effected a stock split and recapitalization and issued 64,493,536 shares of Common Stock directly to existing shareholders. Accordingly, as all share amounts and per share amounts will be retrospectively adjusted in future financial statements, the Company is presenting historical per share amounts based on the revised shares outstanding for the six months ended June 30, 2016 and 2015 and the fiscal years ended December 31, 2015, 2014 and 2013. These historical earnings per share amounts differ from the pro forma earnings per share amounts included in the Company’s Registration Statement on Form S-1 (File No. 333-206508), as amended, as such pro forma amounts included the shares issued in connection with the Offering.

Revised basic and diluted loss from continuing operations per share for the six months ended June 30, 2016 and 2015 was $0.22 and $0.30, respectively. Revised basic and diluted net loss per share for the six months ended June 30, 2016 and 2015 was $0.22 and $0.30, respectively. Revised basic and diluted loss from continuing operations per share for the fiscal years ended December 31, 2015, 2014 and 2013 was $0.52, $0.27 and $1.48, respectively. Revised basic and diluted net loss per share for the fiscal years ended December 31, 2015, 2014 and 2013 was $0.52, $0.27 and $1.83, respectively.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: October 12, 2016

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